Rohm and Haas Company and Subsidiaries
(in millions)
(unaudited)

Pre-Tax Earnings (Loss) from Continuing Operations by Business Segment

Pre-tax	Q1 07	Q2 07	Q3 07	Q4 07	FY 2007

Business Segment
Electronic Technologies	$87	$104	$109	$110	$410
Display Technologies	-	(5)	(10)	(8)	(23)

Electronic Materials Group	$87	$99	$99	$102	$387
Paint and Coating Materials	74	105	96	48	323
Packaging and Building Materials	39	49	42	31	161
Primary Materials	42	23	24	19	108

Specialty Materials Group	$155	$177	$162	$98	$592
Performance Materials Group	28	26	33	45	132
Salt	47	4	11	53	115
Corporate	(49)	(84)	(137)	(76)	(346)

Total	$268	$222	$168	$222	$880

Pre-tax	Q1 06	Q2 06	Q3 06	Q4 06	FY 2006

Business Segment
Electronic Technologies	$80	$89	$91	$85	$345
Display Technologies	1	-	-	-	1

Electronic Materials Group	$81	$89	$91	$85	$346
Paint and Coating Materials	88	108	98	59	353
Packaging and Building Materials	49	55	46	36	186
Primary Materials	80	50	45	40	215

Specialty Materials Group	$217	$213	$189	$135	$754
Performance Materials Group	26	22	27	28	103
Salt	27	1	5	21	54
Corporate	(50)	(57)	(51)	(57)	(215)

Total	$301	$268	$261	$212	$1,042

Pre-tax	Q1 05	Q2 05	Q3 05	Q4 05	FY 2005

Business Segment
Electronic Technologies	$38	$56	$75	$45	$214
Display Technologies	1	1	1	1	4

Electronic Materials Group	$39	$57	$76	$46	$218
Paint and Coating Materials	76	123	114	48	361
Packaging and Building Materials	59	36	52	17	164
Primary Materials	71	62	34	66	233

Specialty Materials Group	$206	$221	$200	$131	$758
Performance Materials Group	25	1	22	27	75
Salt	43	(2)	(1)	42	82
Corporate	(86)	(63)	(53)	(63)	(265)

Total	$227	$214	$244	$183	$868

Pre-tax	Q1 04	Q2 04	Q3 04	Q4 04	FY 2004
Business Segment
Electronic Technologies	$47	$54	$56	$51	$208
Display Technologies	-	1	-	1	2

Electronic Materials Group	$47	$55	$56	$52	$210
Paint and Coating Materials	71	91	83	61	306
Packaging and Building Materials	50	34	33	31	148
Primary Materials	16	25	32	36	109

Specialty Materials Group	$137	$150	$148	$128	$563
Performance Materials Group	33	40	37	23	133
Salt	36	(3)	4	31	68
Corporate	(87)	(77)	(46)	(66)	(276)

Total	$166	$165	$199	$168	$698